UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2019

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AMERICAN DIVERSIFIED HOLDINGS CORP

(Exact name of registrant as specified in its charter)

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Nevada	001-16813	88-0490720
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

224 Datura St. West Palm Beach FL 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 631-9222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2019, American Diversified Holdings Corp. (the “Company” or “we”) signed a Letter of Intent (“LOI”) to effectively change management and move into a new direction more aligned with the corporate vision.

Item 5.01 Changes in Control of Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2019, we appointed Daniel Sobolewski as strategic consultant and Interim CEO to assist the Company in its expansion plans in CBD industry space and other business. This expansion may include up to 5 different revenue producing CBD farms in Colorado and other USA jurisdictions.

Effective June 17, 2019, Mr. Ernest Remo has stepped down from his CEO position and as Chairman of the Company. In addition, on May 28 02019, the Company accepted the resignation of Mr. Liam Riley, COO of the Company. Mr. Riley was a non-executive consultant and his title was COO of Cannabis Operations.

Daniel Sobolewski has been appointed as Interim CEO Effective June 17, 2019.

Alexander Sentic has been appointed as Interim COO Effective June 17, 2019.

Item 8.01 Other Events.

On June 6, 2016 Mr. Remo returned 127 million shares beneficially owned to the Company treasury to reduce his total shares owned to 53,160,000 shares equal to 9.808% of total shares outstanding

Under the terms of the LOI and in coming CBD Company agreement ADHC has consolidated and settled retired and eliminated all debt and all convertible notes, options and warrants in exchange for 53,160,000 common shares equal to 9.808% of total shares outstanding.

On June 17 2019 Mr. Remo placed all 100% or 100,000 of his preferred shares (CONTROL BLOCK) in escrow with MMG C/O Zoran Cvetojevic being appointed as the interim preferred shareholder and designee for preferred shares to be held in escrow until the CBD Colorado Manufacturing Co management full take over. On closing date with CBD Manufacturing MMG C/O Zoran Cvetojevic shall surrender the preferred shares to the new incoming management of CBD Colorado Manufacturing Co. Additionally both Daniel Sobolowski and Alexander Sentic shall resign their position along with any other key personnel consultants’ advisors officers or directors. The terms of the preferred share purchase call for a one-time cash payment between CBD Colorado Manufacturing Co and MMG for the introductory services of the incoming merger, elimination of all debt from ADHC and assistance with upcoming SEC filings and registration statements.

Additional research report highlighting industry market size in CBD space and the Company plans to expand in the space.

The Corporate web site is http://americandiversifiedholding.com/ The Company will update this web site with any new events and announcements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1.     Letter of Intent between Ernest B. Remo and CBD Colorado Manufacturing Co , dated May 20, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN DIVERSIFIED HOLDINGS CORP

By	/s/ Daniel Sobolewski
Name: Daniel Sobolewski Title: Interim CEO

Date:  June 20, 2019

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